Exhibit 99.2

2701 Dallas Parkway, Suite 100

Plano, Texas 75093

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Colonial Stock Transfer, 66 Exchange Place, Suite 101, Salt Lake City, UT 84111. If you are voting by telephone or the Internet, please do not mail your proxy card. Votes by mail must be received by November 7, 2013.

VOTE BY INTERNET - www.colonialstock.com/collinbank

Visit the Internet to transmit your voting instructions at http://www.colonialstock.com/collinbank up until 11:59 p.m., Central Time on November 7, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will incur only your usual Internet charges.

VOTE BY PHONE - 1-877-285-8605

Call 877-285-8605, between 10:00 a.m. and 6:00 p.m., Central Time, Monday through Friday. Have this proxy card ready and then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed.

VOTE IN PERSON

You may vote in person by attending the Special Meeting of Shareholders.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of July 18, 2013, by and between Independent Bank Group, Inc. and Collin Bank and the related Agreement and Plan of Merger providing for the merger of a wholly owned subsidiary of Independent Bank Group, Inc. with and into Collin Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To adjourn the Special Meeting to a later date or dates, if the board of directors of Collin Bank determines such an adjournment is necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Agreement and Plan of Reorganization and related Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: There will be no other business conducted at the Special Meeting.

	Yes	No
Please indicate if you plan to attend this Special Meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owner) [PLEASE SIGN WITHIN BOX]	Date

2701 Dallas Parkway, Suite 100

Plano, Texas 75093

Special Meeting of Shareholders

November 8, 2013 at 3:30 p.m.

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Collin Bank hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Martin P. Adler and Samuel L. Baughman, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Collin Bank to be held at 2701 Dallas Parkway, Suit 100, Plano, Texas 75093 on November 8, 2013 at 3:30 p.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Collin Bank.

THE BOARD OF DIRECTORS OF COLLIN BANK RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED AGREEMENT AND PLAN OF MERGER, AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF COLLIN BANK DETERMINES SUCH AN ADJOURNMENT IS NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED AGREEMENT AND PLAN OF MERGER.

Continued and to be signed on reverse side